  EXHIBIT 99.1

 VolitionRx Limited Announces Second Quarter 2022 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Thursday, August 11, at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, August 10, 2022 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”) today announced financial results and a business update for the second quarter ended June 30, 2022. Volition management will host a conference call tomorrow, August 11 at 8:30 a.m. U.S. Eastern Time to discuss these results. Conference call details can be found below.

“I am delighted with the progress we are making, and in particular could not be prouder of the team’s achievement in securing a CE Mark for Nu.Q® NETs in Europe and in announcing new clinical studies for NETosis, or NETs, in the U.S. with both MD Anderson and with Diagnostic Oncology CRO LLC, or DXOCRO. As the only analytically validated test for NETs currently available, we believe that there is enormous potential for Nu.Q® NETs to support clinical decision-making, enabling physicians to act quickly, and improve patient outcomes,” commented Cameron Reynolds, President and Chief Executive Officer of Volition.

“Following the execution of our global licensing and supply agreement for the Nu.Q® Vet Cancer Screening Test with Heska Corporation, the team has been hard at work with the technology transfer program and launch preparation. We also continue to make good progress with other potential licensing and supply partners. Finally, we have recently executed a number of contracts for Nu.Q® Discover.”

An interview with Cameron Reynolds, President and Group Chief Executive Officer of Volition.

https://youtu.be/LOoE_kVkrnc

Company Highlights

Financial

•	Cash and cash equivalents as of June 30, 2022, totaled approximately $16.7 million compared with $20.6 million as of December 31, 2021.
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Subsequent to quarter end, Volition received approximately $6.4 million net of underwriter’s fees and expenses in cash through an underwritten public offering of its common stock that closed on August 2.

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Secured a further $1.5 million in non-dilutive funding from Namur Invest Capital Risk in Belgium to fund an early access program for Volition’s Nu.Q® product portfolio at key sites across the EU, UK, and U.S.

•	Continued to manage expenditures carefully with net cash used in operating activities averaging approximately $2.1 million per month in the quarter.

Personnel/ Operational

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Appointed Sharon Ballesteros as U.S. Head of Quality and Development Process to spearhead Volition’s clinical product development program in the U.S. and expanded her team and operations in California.

Nu.Q®NETs

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Nu.Q® NETs test has been CE marked for the detection and evaluation of NETosis, enabling clinical use in Europe in both ELISA (enzyme-linked immunoassay) and automated ChLIA (ChemiLuminescence ImmunoAssay) formats.

•	Announced a sponsored research agreement with The University of Texas MD Anderson Cancer Center to evaluate the role of NETS in cancer patients with sepsis.
•	Appointed DXOCRO to undertake development and clinical validation studies for Volition’s Nu.Q® product portfolio in the United States.

o	DXOCRO will conduct large-scale finding studies across multiple sites in the U.S. using Volition’s Nu.Q® NETs and Nu.Q® Cancer tests to determine clinical utility in sepsis and cancer.
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Volition anticipates that subsequent studies will investigatethe chosen intended use claims of the tests, with the objective to gain clearance, authorization, or approval from the United States Food and Drug Administration (the “FDA”) and allow the tests to be marketed in the U.S.

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These multi-site development studies will help demonstrate how Volition’s Nucleosomics™ technology can directly benefit patients and support our application to the FDA’s Breakthrough Devices Program and a Pre-submission anticipated in 2023.

•	In collaboration with researchers at the University of Namur and QUALIblood in Belgium, published:

o	a clinical paper entitled “NETosis and Nucleosome Biomarkers in Septic Shock and Critical COVID-19 Patients: An Observational Study”, and
o	a poster presentation entitled “Evaluation and comparison of NETosis biomarkers in sepsis and COVID-19 patients” at the International Society on Thrombosis and Haemostasis (ISTH) Congress in July.

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Subsequent to quarter end, sponsored a GenomeWeb webinar titled ‘The Promise of Neutrophil Extracellular Traps (NETs) as Biomarkers in Inflammatory Disease’. To watch on demand, visit the GenomeWeb website.

•	Commenced a Market Access Program with European Key Opinion Leaders and early adopters.

Volition Veterinary

•	Following the execution of a global licensing and supply agreement with one of the industry’s leading companies, Heska Corporation, started the technology transfer and launch preparations with Heska.
•	SAGE Healthcare launched the Nu.Q® Vet Cancer Test in Singapore.
•	Advanced negotiations with other potential licensing and supply partners in efforts to make Nu.Q® Vet products as accessible as possible worldwide and anticipate further announcements in 2022.
•	Expanded product claims with the presentation of new clinical data at:

o	the European Society of Veterinary Oncology Congress in May. To view click here.
o	the American College of Veterinary Internal Medicine (ACVIM) in June. To view click here.

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Expanded access to a larger clinical research laboratory at Texas A&M University and appointed a veterinary emergency criticalist to commence work in non-cancer indications in addition to developing our clinical research network in Europe.

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Nu.Q®Capture

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Nu.Q® Capture, when used in combination with either sequencing, mass spectrometry and/or Volition’s Nu.Q® assays could potentially aid diagnosis, treatment selection, and both treatment and disease monitoring in addition to aiding biomarker discovery.

•	The Nu.Q® Capture program now has several strands of technology which:

	o	essentially remove background noise, thereby amplifying the signal,
	o	look to identify the signal in a novel way including through mass spectrometry, or
	o	isolate various chromatin fragments, including nucleosomes and transcription factors.
•	Sponsored a GenomeWeb webinar entitled “Novel Proteomics Approach to Epigenetic Profiling of Circulating Nucleosomes” featuring Professor Axel Imhof. To watch on demand, visit the GenomeWeb website.

Nu.Q®Discover

•	Progressing projects with a range of customers.
•	Recently signed contracts with three bio-pharmaceutical companies who are accessing our assay portfolio for rapid epigenetic profiling of their drugs in development.

Upcoming Priorities

•	Drive near term revenue in the following key areas:
	o	Licensing of its technology, with a particular but not exclusive focus on Nu.Q® Vet.
	o	Complete Heska Corporation agreement milestones in order to receive further milestone payments.
	o	Sales of key components of Point of Care test with Heska.
	o	Sales of kits from non-exclusive agreements for the use of Nu.Q® Vet via central reference labs.
	o	Ongoing and new Nu.Q® Discover agreements.
	o	Sales of its disease monitoring tests (e.g. COVID-19, sepsis).

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Continue to progress the research program for the use of Nu.Q® NETs, in monitoring disease progression of COVID-19, sepsis, and potentially other diseases and as a possible companion diagnostic for the treatment of sepsis.

•	Continue to advance its previously announced large-scale blood, lung, and colorectal cancer trials in Europe, Asia, and the U.S.
•	Publish several abstracts and peer-reviewed scientific papers with clinical results showing the robustness and utility of its Nu.Q® platform.
•	Advance the development of Nu.Q® Capture.
•	Continue to file patents to expand and extend its intellectual property portfolio.

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Event:    VolitionRx Limited Second Quarter 2022 Earnings and Business Update Conference Call

Date:      Thursday, August 11, 2022

Time:      08:30 a.m. U.S. Eastern Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13732149

Cameron Reynolds, President and Chief Executive Officer of Volition, will host the call along with Terig Hughes, Chief Financial Officer of Volition, Dr. Tom Butera, Chief Executive Officer of Volition Veterinary Diagnostics Development LLC, and Scott Powell, Executive Vice President, Investor Relations of Volition. The call will provide an update on important events which have taken place in the second quarter of 2022 and upcoming milestones.

A live audio webcast of the conference call will also be available on the investor relations page of Volition’s corporate website at http://ir.volition.com. In addition, a telephone replay of the call will be available until August 25, 2022. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number 13732149.

About Volition

Volition is a multi-national epigenetics company that applies its Nucleosomics™ platform through its subsidiaries to develop simple, easy to use, cost effective blood tests to help diagnose and monitor a range of life-altering diseases including some cancers and diseases associated with NETosis such as sepsis and COVID-19. Early diagnosis and monitoring have the potential to not only prolong the life of patients, but also to improve their quality of life. The tests are based on the science of Nucleosomics™, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid – an indication that disease is present. Volition is primarily focused on human diagnostics and monitoring but also has a subsidiary focused on animal diagnostics and monitoring.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

For more information about Volition, visit Volition’s website volition.com

The contents found at Volition’s website address or any other website link or address are not incorporated by reference into this document and should not be considered part of this document. Website addresses and links are included in this document as inactive textual references only.

Media Enquiries:

Louise Batchelor/Debra Daglish, Volition, mediarelations@volition.com +44 (0)7557 774620

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Safe Harbor Statement

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “plans,” “aims,” “targets,” “believes,” “seeks,” “estimates,” “optimizing,” “potential,” “goal,” “suggests,” “could,” “would,” “should,” “may,” “will” and similar expressions identify forward-looking statements. These forward-looking statements relate to, among other topics, Volition’s expectations related to the launch of product sales with Heska, the success of negotiations and the timing, completion and execution of term sheets and/or agreements with third parties regarding the licensing and distribution of Volition’s products, the timing, completion and delivery of data from clinical studies, the potential uses, benefits and effectiveness of its Nucleosomics™ technology platform, including the Nu.Q® NETs test, and the timing and execution of Volition’s strategy with the FDA. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including, without limitation, results of studies testing the efficacy of its tests, a failure by the marketplace to accept Volition’s Nu.Q® NETs test or other products based on its Nucleosomics™ platform; Volition’s failure to secure adequate intellectual property protection; Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products; Volition will face fierce competition and its intended products may become obsolete due to the highly competitive nature of the diagnostics and disease monitoring markets and their rapid technological change; downturns in domestic and foreign economies; and other risks, including those identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. For instance, if Volition fails to develop and commercialize diagnostic, prognostic or disease monitoring products, it may be unable to execute its plan of operations. Forward-looking statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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